EXHIBIT  5.2



                     PIPER & MARBURY

                        L. L. P.

                  CHARLES CENTER SOUTH
                 36 SOUTH CHARLES STREET                     WASHINGTON
             Baltimore, Maryland 21201-3018                   NEW YORK
                      410-539-2530                          PHILADELPHIA
                    FAX: 410-539-0489                          EASTON



                                      July 10, 1998

American Real Estate Investment Corporation
620 West Germantown Pike, Suite 200
Plymouth Meeting, Pennsylvania 19462

REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as special Maryland counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission (the "Commission") on July 10, 1998, (the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering by the Company from time to time of up to $500,000,000 aggregate initial offering price of: (i) shares of Common Stock, par value $.001 per share (the "Common Stock"); and (ii) shares or fractional shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), including the Preferred Stock that is convertible into the Common Stock or other capital stock of the Company (the "Convertible Preferred Stock"), which Preferred Stock may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"). The Common Stock, the Preferred Stock, and the Depositary Shares, are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed the following documents:

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     (a)   The Registration Statement.

     (b) The Charter of the Company, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws of the Company, as amended and restated and in effect on the date hereof.

     (c) Certified resolutions of the Board of Directors of the Company relating to the Company's organization and to the Board's authorization of the filing of the Registration Statement.

     (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

     (e) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

     (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

      In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

We further assume that:

     (a)   The  issuance, sale, amount, and terms of  the  Securities  to  be

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American Real Estate Investment Corporation       Piper & Marbury
July 10, 1998                                         L.L.P.
Page 3


     offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

     (b) Prior to the issuance of any shares of the Common Stock or the Preferred Stock (including any Depositary Shares), there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Common Stock or the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

     (c) Appropriate certificates representing shares of the Common Stock or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the Common Stock or the Preferred Stock (including any Depositary Shares), as the case may be, and will comply with the Company's Charter and By-Laws and all applicable requirements of law.

     (d) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a "Deposit Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and By-Laws and all applicable requirements of law.

     (e) Appropriate Depositary Receipts representing the Depositary Shares will be executed and delivered upon issuance and sale of any Depositary Shares and will comply with the Company's Charter and By-Laws, the Deposit Agreement, and all applicable requirements of law.

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American Real Estate Investment Corporation       Piper & Marbury
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     (f)   The underwriting  or  purchase  agreements  for  offerings  of the
     Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

     (g) To the extent that the obligations of the Company under any Deposit Agreement may be dependent upon such matters, the financial institution to be identified in such Deposit Agreement as depositary (the "Depositary") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the
     Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will have been duly authorized, executed, and delivered by the Depositary and will constitute the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; the Depositary will be in compliance, generally, with respect to acting as Depositary under such Deposit Agreement, with all applicable laws and regulations; and the Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

Based upon the forgoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

           (1) Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the conversion of one or more series of Preferred Stock convertible into Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

           (2)  When  a  series  of  the Preferred Stock (and securities of any

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American Real Estate Investment Corporation       Piper & Marbury
July 10, 1998                                         L.L.P.
Page 5

           class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Preferred Stock pursuant to the conversion of one or more series of Preferred Stock convertible into Preferred Stock, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

           (3) When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law and, upon execution, issuance. and delivery of the Depositary Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Deposit Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement (and upon the taking of the action contemplated in paragraph 2 above with respect to the underlying Preferred Stock), the Depositary Shares will constitute valid and legally binding obligations of the Company.

     The opinion stated herein relating to the validity and binding nature of the Depositary Shares is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the


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American Real Estate Investment Corporation       Piper & Marbury
July 10, 1998                                         L.L.P.
Page 6


effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is requited under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We consent to the reliance on this opinion by Rogers & Wells LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                      Very truly yours



                                      /s/ Piper & Marbury L.L.P.